TO: Directors, Officers and All Employees FROM: Matthew Shurte, General Counsel and Secretary DATE: August 19, 2015 RE: Amended and Restated Insider Trading Policy Statement and Blackout Restrictions _________________________________________________________________________________________ Basis for Policy Statement As you may know, the federal securities laws prohibit:  the purchase or sale of our securities (“Company Securities”) while you are aware of material, nonpublic information concerning Lancaster Colony Corporation (the “Company”); and  the disclosure or “tipping” of material, nonpublic information to others who then trade in our securities. Insider trading violations are punished severely and are pursued vigorously by the Securities and Exchange Commission (SEC) and federal prosecutors. In addition to punishing individuals who trade while in possession of inside information or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” (defined as individuals who may control those who may have material, nonpublic information) if they fail to take reasonable steps to prevent insider trading by company personnel. We have adopted this policy statement on insider trading to satisfy our obligation to prevent illegal insider trading and to help you avoid the severe consequences associated with violations of the insider trading laws. This policy statement also is intended to prevent even the appearance of improper conduct on the part of anyone employed by or associated with Lancaster Colony Corporation (not just directors, officers and other key employees). We have all worked hard to establish a reputation for integrity and ethical conduct, and we cannot afford to have that reputation damaged. The Consequences The consequences of an insider trading violation can be severe: 1. Traders and Tippers. Currently, directors and employees (or their tippees) who trade on inside information are subject to the following penalties:  a civil penalty of up to three times the profit gained or loss avoided;  a criminal fine of up to $5,000,000 (no matter how small the profit); and  a prison sentence of up to 20 years. A director or employee who tips information to a person who then trades is subject to the same penalties as the tippee, even if the director or employee did not trade and did not profit from the tippee’s trading. Exhibit 19

2. Control Persons. Lancaster Colony and its supervisory personnel, if they fail to take appropriate steps to prevent illegal insider trading, are subject to the following penalties:  a civil penalty of up to $1,000,000 or, if greater, three times the profit gained or loss avoided as a result of the employee’s violation; and  a criminal penalty of up to $25,000,000. 3. Company-Imposed Sanctions. We may impose sanctions, including dismissal, against any director or employee who fails to comply with our insider trading policy. We may impose these sanctions whether or not the failure to comply results in a violation of law. Statement of Policy Needless to say, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish one’s reputation and irreparably damage a career. For this reason, and to avoid even the appearance of improper conduct, we have adopted the following policy: No director, officer or other employee of Lancaster Colony who is aware of material, nonpublic information relating to Lancaster Colony may, directly or through family members or other persons or entities:  buy or sell Company Securities or engage in any other action to take personal advantage of that information; or  pass that information on to others, except as required in the course of their duties to the Company, including family and friends. In addition, it is our policy that no director or employee of Lancaster Colony who, in the course of working for us, learns of material, nonpublic information about a company with which we do business (including one of our customers or suppliers), may trade in that company’s securities until the information becomes public or is no longer material. Employees of Lancaster Colony for purposes of this policy statement include employees of all subsidiaries of the Company. With respect to material, nonpublic information, the policy does not except transactions that may be necessary or justifiable for independent reasons, such as the need to raise money for an emergency expenditure. The securities laws do not recognize these kinds of mitigating circumstances. Further, even the appearance of an improper transaction must be avoided to preserve our reputation for adhering to the highest standards of conduct. Prohibition against Selective Disclosure. We are required under Regulation FD of the federal securities laws to avoid the selective disclosure of material, nonpublic information. We have established procedures for releasing material information in a manner that is designed to disseminate it broadly to the public immediately upon its release. Therefore, you may not disclose material, nonpublic information to anyone outside Lancaster Colony, including family members and friends, other than in accordance with those procedures. You also may not discuss material, nonpublic information about Lancaster Colony or its business in an internet “chat room,” “blog” or similar internet-based forum. Further, any inquiries seeking information regarding Lancaster Colony’s financial results or prospects should be referred to Lancaster Colony’s Chief Financial Officer or General Counsel. What is Material Information? Material information is any information that a reasonable investor would consider important in making a decision to buy, hold or sell securities. Any information that could be expected to affect our stock price, whether it is positive or negative, should be considered material. Some examples of information that ordinarily would be regarded as material are:  insider projections of future earnings or losses;  earnings that are inconsistent with the expectations of the investment community;  a pending or proposed merger, acquisition or tender offer;  a pending or proposed acquisition or disposition of a significant asset;  a significant write-down of assets or increase in reserves;  a change in dividend policy, the declaration of a stock split, or an offering of additional securities;  a significant change in capital structure;  a change in management;  impending bankruptcy or the existence of severe liquidity problems; and  the gain or loss of a significant customer or supplier. Remember, anyone scrutinizing your transactions in our securities will be doing so after the fact, with the benefit of hindsight. As a practical matter, before engaging in any transaction, you should carefully consider how enforcement authorities and others might view the transaction in hindsight. If you have any questions about whether information is “material,” please contact the General Counsel at (614) 224-7141. When Is Information “Public”? If you are aware of material, nonpublic information, you may not trade until the information has been disclosed broadly to the marketplace (such as by press release or an SEC filing) and the investing public has had time to absorb the information fully. As a general rule, information should not be considered fully absorbed by the marketplace until the beginning of the third full business day after the information is released in a manner approved by the Company. If, for example, we were to make an announcement on a Tuesday, you should not trade in our securities until Friday (assuming Wednesday and Thursday are not days that the market is closed). If an announcement were made on a Friday, the first eligible trading day would be Wednesday (assuming the market is open on Monday and Tuesday).

Blackout Periods Quarterly Blackout Periods. The announcement of our quarterly financial results always has the potential to have a material effect on the market for our securities. Therefore, to avoid even the appearance of insider trading, our employees and directors are prohibited from trading in Company Securities, during the period beginning on the fifteenth day of the last month of each calendar quarter (March 15, June 15, September 15 and December 15) and continuing through the second full business day following the issuance of our quarterly earnings release. The quarterly blackout periods apply to all directors, all executive officers, and all other employees. From time to time, we may issue other potentially material information by means of a press release, SEC filing of a Form 8-K, or other means designed to widely disseminate the information to the public. It is unlikely that trades will be pre-cleared while we are in the process of assembling this type of information. Trades may be pre-cleared once the information has been released and fully absorbed by the market, typically on the beginning of the third full business day after the release. Event-Specific Blackout Periods. From time to time, a material event occurs that is known by only a few, such as an acquisition or a sale of assets. So long as the event remains material and nonpublic, our directors, executive officers and other persons who are informed by the General Counsel that they have been placed on the list of potentially knowledgeable employees (the “Knowledgeable Employees List”) may not trade in Company Securities. The existence of an event-specific blackout will not be announced (other than to those who are on the Knowledgeable Employees List). However, if a person who is not on the Knowledgeable Employees List, but is subject to the “Pre-Clearance Procedures” in this policy statement, requests permission to trade in our securities during an event-specific blackout, the General Counsel will inform the person of the existence of a blackout period. Any person made aware of the existence of an event-specific blackout must not disclose the existence of the blackout to any other person. Please remember, if you know any material, nonpublic information, you may not trade in our securities, even if we fail to tell you that you are subject to an event-specific blackout. Transactions by Family Members Our insider trading policy also applies to:  your immediate family members; and  anyone else who lives in your household; You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in our securities. Transactions Under Company Plans Our insider trading policy affects some of our stock-based compensation plans.  Stock Option and Stock Appreciation Right Exercises. Our insider trading policy does not apply to the exercise of a stock option or stock appreciation right, but does apply to any sale of shares received pursuant to any such exercise. Our directors, executive officers and employees may exercise stock options or stock appreciation rights during blackout periods, but may not trade any shares received from such an exercise until the blackout period has ended.

 Dividend Reinvestment Plan. Our insider trading policy does not apply to purchases of Company Securities under our dividend reinvestment plan resulting from your reinvestment of dividends paid on our shares. The policy does apply, however, to your sale of any shares purchased through the plan.  401 (k) Plan. This Policy does not apply to purchases of Company Securities in the Company’s 401 (k) plan resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election. This Policy does apply, however, to certain elections you may make under the 401 (k) plan, including: (a) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Company stock fund; (b) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund; (c) an election to borrow money against your 401 (k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance; and (d) an election pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund. Other Prohibited Transactions We consider it improper and inappropriate for any of our directors or employees to engage in short- term or speculative transactions in our securities. Therefore, it is our policy that directors and employees may not engage in any of the following transactions:  Short-Term Trading. Short-term trading of our Company Securities may be distracting to you and may unduly focus you on our short-term stock market performance instead of our long-term business objectives. For these reasons, any director or employee who purchases our securities in the open market may not sell any Company Securities during the six months following the purchase. This prohibition applies only to trades in the open market and does not apply to stock appreciation right exercises or other employee benefit plan acquisitions.  Short Sales. Short sales of our Company Securities (i.e., sales of securities that are not then owned, including a sale with delayed delivery which is sometimes called a “sale against the box”) evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in our short-term prospects. In addition, short sales may reduce the seller’s incentive to improve our performance. For these reasons, short sales of Company Securities are prohibited. In addition, Section 16(c) of the Securities Exchange Act of 1934 prohibits our directors and officers from engaging in short sales.  Publicly Traded Derivatives. A transaction in derivative securities, such as buying and selling options is, in effect, a bet on the short-term movement of our stock and therefore creates the appearance that the director or employee is trading based on inside information. These transactions also may focus the director’s or employee’s attention on short-term performance at the expense of our long-term objectives. Accordingly, transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited. This does not affect the exercise of options or stock appreciation rights received through company- sponsored equity incentive plans.  Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a director or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the director or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the director or employee may no longer have the same objectives as our other stockholders. Therefore, directors and employees are prohibited from engaging in any such transactions.  Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material, nonpublic information or otherwise is not permitted to trade in our securities, directors and employees are prohibited from holding our securities in a margin account or pledging our securities as collateral for a loan. An exception to this prohibition may be granted where a person wishes to pledge Company Securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge our securities as collateral for a loan must submit a request for approval to our General Counsel at least two weeks prior to the proposed pledge.  Standing and Limit Orders. Standing and limit orders (except standing and limit orders under approved Rule 10b5-1 Plans, as described below) create heightened risks for insider trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a director, officer, or other employee is in possession of material nonpublic information. The Company therefore discourages placing standing or limit orders on Company Securities. If a person subject to this Policy determines that they must use a standing order or limit order, the order should be limited to short duration and must comply with the restrictions and procedures outlined below under the heading “Pre-Clearance Procedures.” Post-Termination Transactions This Policy Statement continues to apply to your transactions in our securities even after your service with us ends. If you are aware of material, nonpublic information when your service with us ends, you may not trade in Company Securities until that information has become public or is no longer material. Pre-Clearance Procedures Our directors, executive officers and any other persons designated by the General Counsel or Compliance Officer as being subject to these procedures, as well as the immediate family members of, household members of, and entities controlled by such persons, may not engage in any transaction in Company Securities without first obtaining pre-clearance of the transaction. A request for pre-clearance should be submitted to the General Counsel’s office or such designee as the General Counsel has established, as least two business days in advance of the proposed transaction. The General Counsel is under no obligation to approve a transaction submitted for pre-clearance, and may determine not to permit the transaction. If a person seeks pre-clearance and permission to engage in the transaction is denied, then he or she should refrain from initiating any transaction in Company Securities, and should not inform any other person of the restriction. When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any material nonpublic information about the Company, and should describe fully those circumstances to the Company. The requestor should also be prepared to comply with SEC Rule 144 and file Form 144, if necessary, at the time of any sale.

COLUMBUS/1767559v.2 Company Assistance If you have any questions about this Policy Statement or its application to any proposed transaction, you may obtain additional guidance from our General Counsel at (614) 224-7141. Ultimately, however, it is your responsibility to adhere to this Policy Statement and avoid unlawful transactions. Certification If you receive a copy of this Policy Statement addressed to you, you must certify your understanding of and intent to comply with this policy statement. A copy of the required certification is attached to this memorandum.